Exhibit (b)(2)

EXECUTION VERSION

AMENDMENT AGREEMENT

dated 31 MAY 2007

for

ASTRAZENECA PLC
the Borrower

arranged by

CITIGROUP GLOBAL MARKETS LIMITED
DEUTSCHE BANK AG, LONDON BRANCH
HSBC BANK PLC

AND

JPMORGAN CAZENOVE LIMITED

WITH

HSBC BANK PLC
acting as Facility Agent

And

HSBC BANK USA, NATIONAL ASSOCIATION
acting as Swingline Agent

______________________________________________

RELATING TO A $15,000,000,000 FACILITY AGREEMENT INCORPORATING A US$ SWINGLINE FACILITY DATED 1 MAY 2007
______________________________________________

THIS AGREEMENT is dated 31 May 2007 and made between:

(1)	ASTRAZENECA PLC (the "Borrower");

(2)	THE ORIGINAL LENDERS (as defined in the Original Facility Agreement);

(3)
CITIGROUP GLOBAL MARKETS LIMITED, DEUTSCHE BANK AG, LONDON BRANCH AND HSBC PLC as mandated lead arrangers and bookrunners and JPMORGAN CAZENOVE LIMITED as mandated lead arranger (whether acting individually or together the "Arranger");

(4)	HSBC BANK PLC as agent of the other Finance Parties (the "Facility Agent"); and

(5)	HSBC BANK USA NATIONAL ASSOCIATION as swingline agent of the other Finance Parties (the "Swingline Agent")

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions
In this Agreement:

"Effective Date" means the date on which the Facility Agent confirms to the Lenders and the Borrower that it has received each of the documents listed in Schedule 1 (Conditions Precedent) in a form and substance satisfactory to the Agent (acting reasonably).

"Original Facility Agreement" means the $15,000,000,000 Facility Agreement dated 1 May 2007 between the Borrower, the Facility Agent and the Arranger.

"Restated Agreement" means the Original Facility Agreement, as amended by this Agreement, the terms of which are set out in Schedule 2 (Restated Agreement).

1.2	Incorporation of defined terms
(a)	Unless a contrary indication appears, a term defined in any other Finance Document has the same meaning in this Agreement.

(b)	The principles of construction set out in the Original Facility Agreement shall have effect as if set out in this Agreement.

1.3	Clauses
In this Agreement any reference to a "Clause" or a "Schedule" is, unless the context otherwise requires, a reference to a Clause or a Schedule to this Agreement.

1.4	Third party rights
A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

1.5	Designation
In accordance with the Original Facility Agreement, each of the Borrower and the Facility Agent designates this Agreement as a Finance Document.

2.	RESTATEMENT

2.1	Restatement of the Original Facility Agreement
With effect from the Effective Date the Original Facility Agreement shall be amended and restated so that it shall be read and construed for all purposes as set out in Schedule 2 (Restated Agreement.)

3.	REPRESENTATIONS

The Repeating Representations are deemed to be made by the Borrower (by reference to the facts and circumstances then existing) on:

(a)	the date of this Agreement; and

(b)	the Effective Date.

4.	CONTINUITY AND FURTHER ASSURANCE

4.1	Continuing obligations
The provisions of the Original Facility Agreement and the other Finance Documents shall, save as amended by this Agreement, continue in full force and effect.

4.2	Further assurance
The Borrower shall, at the request of the Facility Agent and at its own expense, do all such acts and things necessary or desirable to give effect to the amendments effected or to be effected pursuant to this Agreement.

5.	MISCELLANEOUS

5.1	Incorporation of terms
The provisions of Clause 31 (Notices), Clause 33 (Partial Invalidity), Clause 34 (Remedies and waivers) and Clause 38 (Enforcement) of the Original Facility Agreement shall be incorporated into this Agreement as if set out in full in this Agreement and as if references in those clauses to "the Finance Documents" are references to this Agreement.

5.2	Counterparts
This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

6.	GOVERNING LAW

This Agreement is governed by English law.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

CONDITIONS PRECEDENT

1.	Borrower

(a)
A copy of the constitutional documents of the Borrower or a certificate of the Borrower (signed by an authorised signatory) certifying that the constitutional documents previously delivered to the Facility Agent for the purposes of the Original Facility Agreement have not been amended and remain in full force and effect.

(b)	A copy of a resolution of the board of directors of the Borrower:

(i)	approving the terms of, and the transactions contemplated by, this Agreement and resolving that it execute this Agreement; and

(ii)	authorising a specified person or persons to execute this Agreement on its behalf.

(c)	A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above and who actually signs any Finance Documents.

(d)
A certificate of the Borrower (signed by an authorised signatory) certifying that each copy document relating to it specified in this Schedule 1 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2.	Legal Opinions

(a)	A legal opinion of Clifford Chance LLP, legal advisers to the Arranger and the Agents in England, substantially in the form distributed to the Lenders prior to signing this Agreement.

SCHEDULE 2

RESTATED AGREEMENT

SIGNATURES

THE BORROWER

ASTRAZENECA PLC

By:   /s/ Christopher Petty

Address:                15 Stanhope Gate
London W1K 1LN

THE ARRANGER

CITIGROUP GLOBAL MARKETS LIMITED

By:   /s/ Melissa Bacani

Address:                 Citigroup Centre
33 Canada Square
London E14 5LB

DEUTSCHE BANK AG, LONDON BRANCH

By:   /s/ Michael Starmer-Smith

Address:                 Winchester house
1 Great Winchester Street
London EC2N 2DB

HSBC BANK PLC

By:   /s/ John Haire

Address:                 8 Canada Square
London E14 5HQ

JPMORGAN CAZENOVE LIMITED

By:   /s/ [signature illegible]

Address:                 125 London Wall
London EC2Y 5AJ

THE FACILITY AGENT

HSBC BANK PLC

By:   /s/ John Haire

Address:                 8 Canada Square
London E14 5HQ

Fax:                      +44 0(20) 7991 4347

THE SWINGLINE AGENT

HSBC BANK USA, NATIONAL ASSOCIATION

By:   /s/ John Haire

Address:                 1 HSBC Center
26th Floor
Buffalo, NY 14203

Fax:                         00 1-716-841-1473 and
00-1-212-525-1334

Attention:                Tricia Graham / Lynn M Griffin

THE ORIGINAL LENDERS

CITIBANK, N.A., AS LENDER AND SWINGLINE LENDER

By:   /s/ Melissa Bacani

Address:                 Citigroup Centre
33 Canada Square
London E14 5LB

DEUTSCHE BANK AG, LONDON BRANCH, AS LENDER

By:   /s/ Michael Starmer-Smith

Address:                 Winchester House
1 Great Winchester Street
London EC2N 2DB

DEUTSCHE BANK AG, NEW YORK BRANCH, AS SWINGLINE LENDER

By:   /s/ Michael Starmer-Smith

Address:                 Floor 1, 90 Hudson Street
Jersey City
New Jersey, USA.

HSBC BANK PLC, AS LENDER AND SWINGLINE LENDER

By:   /s/ John Haire

Address:                 8 Canada Square
London E14 5HQ

JPMORGAN CHASE BANK, N.A., AS LENDER AND SWINGLINE LENDER

By:   /s/ Jane Renaud

Address:                 125 London Wall
London EC2Y 5AJ